Exhibit 99.1

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made as of November 30, 2015 by and between SUNSHINE HEART, INC., a Delaware corporation, whose address is 12988 Valley View Road, Eden Prairie, Minnesota 55344 (the “Company”) and DAVID A. ROSA, whose address is as currently reflected in the Company’s personnel records (“Employee”).

BACKGROUND

Employee has been employed as the Chief Executive Officer and President of the Company since November 2009.

The Company and Employee (collectively, the “Parties” and each, without distinction, a “Party”) have mutually agreed to terminate the existing employment relationship and have agreed to release each other from any and all claims arising from or related to that employment relationship.

NOW, THEREFORE, in consideration of this Agreement and the mutual promises set forth in this Agreement, the Parties agree as follows:

TERMS AND CONDITIONS

ARTICLE 1
EMPLOYMENT TERMINATION, PAYMENTS AND RESIGNATION

1.1                               TERMINATION OF EMPLOYMENT.  Employee’s employment with the Company shall terminate as of November 30, 2015 (the “Termination Date”).  Effective as of the Termination Date, Employee resigns (i) from every office of the Company held by Employee, (ii) as a director of the Company and/or its related entities and (iii) if applicable, as trustee of any 401(k) plan of the Company.  Employee agrees to cooperate with the Company and take all steps reasonably necessary to effectuate such resignations.  The Company shall pay Employee’s compensation for hours worked through the Termination Date, subject to withholding and payable in accordance with the Company’s payroll practices.  The Company shall pay Employee the aggregate sum of $43,261 in full and final settlement of all vacation pay entitlement on the Company’s books as of the Termination Date, subject to payroll deductions and all required withholdings.  In addition, the Company will reimburse Employee for his outstanding travel and entertainment expenses remaining on the Company’s books, which are properly reviewed and approved according to firm policy as of the Termination Date.  Employee will receive the foregoing payments regardless of whether he signs this Agreement.

1.2                               SEPARATION CONSIDERATION.  As consideration for Employee’s agreements and releases set forth herein, and recognizing that without execution of this Agreement, Employee would not be entitled to any additional compensation beyond wages due, the Company agrees to provide Employee with the following benefits, which are equivalent in amount to the benefits payable under the Executive Employment Agreement between Employee and the Company made as of February 6, 2013 (the “Employment Agreement”) in the case of an exercise by the Company of its Termination Right (as defined in the Employment Agreement), provided this Agreement becomes effective in accordance with Section 2.2 and Employee remains in compliance with his post-employment obligations to the Company:

A.                                    the Company will pay Employee the aggregate sum of $357,075, which is equal to the Severance Amount (as defined in the Employment Agreement) and shall be paid in accordance with the Company’s normal payroll practices in one lump sum on January 15, 2016, subject to payroll deductions and all required withholdings;

B.                                    the Company will pay Employee $142,830, representing Employee’s a pro rata annual bonus for 2015, determined on the basis of an assumed full-year target bonus and the number of days in fiscal year 2015 that Employee was employed by the Company, to be paid no later than March 15, 2016, subject to payroll deductions and all required withholdings;

C.                                    continued vesting of all of Employee’s outstanding stock options, restricted stock awards and other equity awards held by Employee as of the date of this Agreement in accordance with the Original Award Agreements (as defined in the Employment Agreement) on the same basis as if Employee remained an employee of the Company for a period of one year immediately after the Termination Date, and all vested options shall remain exercisable until the termination date of such Original Award Documents;

D.                                    the Company agrees to use commercially reasonable efforts to cause Employee to be included as a beneficiary under any insurance policy (including any director and officer policy of insurance) under which Employee was covered as an officer prior to the Termination Date; and

E.                                    provided that Employee timely elects continued health insurance coverage under the federal COBRA law, the Company will pay Employee an amount equal to one-hundred percent of the cost of premiums for such health insurance continuation coverage during the twelve (12) months following the Termination Date which shall be paid on January 15, 2016, subject to payroll deductions and all required withholdings.

1.3                               CONFLICT WITH OTHER AGREEMENTS.  In the event of any conflict of the provisions between this Agreement and the Employment Agreement, the provisions set forth in this Agreement shall control.  In the event of any conflict between this Agreement and the provisions of that certain indemnification agreement entered into between the Company and Employee (the “Indemnification Agreement”), the terms and conditions of the Indemnification Agreement shall control over the terms of this Agreement.  In the event of any conflict between this Agreement and the provisions of that Change in Control Agreement entered into between the Company and Employee (the “Change in Control Agreement”), the terms and conditions of the Change in Control Agreement shall control over the terms of this Agreement.

1.4                               ACKNOWLEDGEMENT.  Except as provided in this Article 1, the Parties acknowledge and agree that Employee is not, and shall not after the Termination Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company.  Employee further agrees that Employee’s continuing obligations arising under the Employment Agreement remain in full force and effect, and Employee hereby reaffirms his continuing obligations arising under the terms of the Employment Agreement.  Employee agrees to return to the Company all Company documents and materials, apparatus, equipment and other physical property in Employee’s possession within two (2) business days of the Termination Date and in the manner directed by the Company’s Board of Directors (the “Board”).  Notwithstanding the forgoing, Employee may keep his laptop, cell phone and cell phone number and the Company agrees to pay Employee’s monthly cell phone bill in an amount not to exceed $160.00 per month until August 2016.  Following the Termination Date, Employee shall provide the Company access to his laptop and cellphone (or any smartphone or other communication device) to purge all data and information that is confidential information of the Company.  The Company will not contest Employee’s eligibility for unemployment insurance benefits. Employee acknowledges and agrees that the Company cannot guarantee his receipt of such benefits, as the decision whether to grant unemployment benefits rests solely with the state unemployment agency.  Notwithstanding the forgoing, the term “Competitive Business” as set forth in Section 6(a)(ii) of the Employment Agreement shall be deleted in its entirety and replaced with the following language: “Competitive Business” means any business or activity which is involved in the research, development, sale, distribution and/or marketing of counter-pulsation technology for the treatment of Class III heart failure.”

1.5                               COOPERATION AND ASSISTANCE.  Following the Termination Date, Employee agrees to furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any issues or matters of which Employee had knowledge during his employment with the Company.  In addition, Employee shall make himself reasonably available to assist the Company in matters relating to the transition of his prior duties to other employees of the Company (including his successor), as may be reasonably requested by the Company; provided, however, that to the extent Employee’s cooperation and assistance is requested following thirty (30) days after the Termination Date, for any reason, in consideration for Employee’s full cooperation and assistance at such time, Employee shall be entitled to compensation at the rate of $171.67 per hour subject to a maximum of $1,600 per day.  The Company shall reimburse Employee for the reasonable documented out-of-pocket expenses incurred by him in providing such cooperation and assistance; provided that any such expense exceeding Five

Hundred Dollars ($500) shall require the advance consent of the Chairman of the Board.  Any services rendered by Employee pursuant to this Section 1.5 shall be governed by the applicable terms and conditions of the Employment Agreement regarding confidentiality.  Employee shall promptly deliver to the Company via email to the Chairman of the Board all correspondence and any inquires that Employee receives (including the contents of any telephone calls or emails received by Employee) from any third party concerning any issue of material significance to the Company.

ARTICLE 2
RELEASES AND NON-DISPARAGEMENT

2.1                               EMPLOYEE RELEASE OF CLAIMS.  In consideration for the separation consideration set forth in this Agreement, Employee, on behalf of himself, his heirs, executors, legal representatives, spouse and assigns (“Employee Releasing Parties”), hereby fully and forever releases the Company and its respective past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor entities and assigns, attorneys and insurers (the “Company’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred through the date that Employee signs this Agreement, including, without limitation, any and all claims:

A.                                    which arise out of, result from, or occurred in connection with Employee’s employment by the Company or any of its affiliated entities, the termination of that employment relationship, any events occurring in the course of that employment, or any events occurring prior to the execution of this Agreement;

B.                                    for wrongful discharge, discrimination, harassment and/or retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment;

C.                                    for a violation of any federal, state or municipal statute, regulation or ordinance relating to employment, including, without limitation, (1) Title VII of the Civil Rights Act of 1964, as amended, (2) the Civil Rights Act of 1866, as amended, (3) the Civil Rights Act of 1991, as amended, (4) the Employee Retirement and Income Security Act of 1974, as amended, (5) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including without limitation, the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (6) the OWBPA, (7) the Americans with Disabilities Act of 1990, as amended, (8) the Minnesota Human Rights Act, as amended (the “MHRA”), (9) the Minnesota Equal Pay for Equal Work Law, as amended, (10) the Minnesota healthcare worker whistleblower protection laws, (11) the Minnesota family leave law, and (12) the Minnesota personnel record access statutes;

D.                                    for back pay or other unpaid compensation;

E.                                    relating to equity of the Company; and/or

F.                                     for attorneys’ fees and costs.

To the fullest extent permitted by law, Employee will not take any action that is contrary to the promises he has made in this Agreement.  Employee represents that he has not filed any lawsuit, arbitration, or other claim against any of the Company’s Released Parties.  Employee states that he knows of no violation of state, federal, or municipal law or regulation by any of the Company’s Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation.  Employee further agrees he shall not receive any monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by Employee or any governmental agency, other person or group.  Employee hereby agrees that the release set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released.  Nothing in the foregoing shall prevent Employee from commencing an action or proceeding to enforce Employee’s rights arising under this Agreement or a claim for indemnification to which

Employee is entitled as a current or former officer of the Company, or inclusion as a beneficiary of any insurance policy related to Employee’s service in such capacity.

2.2                               ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA AND MHRA.  Employee acknowledges that he is waiving and releasing any rights he may have under the OWBPA, the ADEA and the MHRA, and that this waiver and release is knowing and voluntary.  Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement and that if he signed this Agreement before expiration of that twenty-one (21) calendar day period, he did so knowingly and voluntarily and with the intent of waiving his right to utilize the full twenty-one (21) calendar day consideration period; (c) he has the right to revoke his release of claims, insofar as it extends to potential claims arising under the ADEA, by informing the Company of such revocation within seven (7) calendar days following his execution of this Agreement; and (d) he has the right to rescind his release of claims, insofar as it extends to potential claims arising under the MHRA, by informing the Company of such rescission within fifteen (15) calendar days following Employee’s execution of this Agreement.  Employee further understands that these revocation and rescission periods shall run concurrently, and that this Agreement will not become effective until the fifteen (15) day rescission period (the “Revocation Period”) has expired without any revocation having been communicated.  Communication of any such revocation by Employee to the Company shall be provided in writing and mailed by certified or registered mail with return receipt requested and addressed to the Company at its principal corporate offices to the attention of its Chairman of the Board.

2.3                               NO ADMISSION OF LIABILITY.  Neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability on the part of the parties herein released.  This Agreement’s execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement and/or the Employment Agreement.

2.4                               NON-DISPARAGEMENT.

A.                                    For a period of three (3) years after the date of this Agreement, each Party covenants and agrees that such Party shall not make or cause to be made any statements, observations, opinions or communicate any information (whether in written or oral form) to third parties that defames, slanders or is likely in any way to harm the reputation of the other Party or any of its subsidiaries, affiliates, directors, or officers or tortiously interfere with any of the other Party’s respective business relationships.  Each Party acknowledges and agrees that any violation of the covenant contained in this Section will result in irreparable damage to the other Party and that the other Party shall be entitled to injunctive and other equitable relief.  In addition, each Party agrees that should it become necessary for the other Party to enforce any of the covenants contained in this Section through any legal, administrative or alternative dispute resolution proceeding, the Party breaching any of the covenants shall reimburse the other Party for any and all reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) incurred by such Party in successfully enforcing such covenants and/or prosecuting any such proceeding or appeal therefrom to successful conclusion.

B.                                    In the event that either Party is required by law, ordered by a court of competent jurisdiction or compelled by subpoena to disclose any information on the other Party, such Party may disclose that information without liability under Section 2.4 A.; provided, however, that the disclosing Party gives the other Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

C.                                    Each Party understands and agrees that the other Party could not be reasonably or adequately compensated in damages in an action at law for breach of the Party’s obligations under this Section 2.6.  Accordingly, each Party specifically agrees that the other Party shall be entitled to temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of this Section 2.6.  This provision with respect to injunctive relief shall not, however, diminish the right of the Party to claim and recover damages or other remedies in addition to equitable relief.  The Company agrees to use commercially reasonable efforts to cause the Company’s directors and other executive officers to comply with the terms and conditions of this Section 2.4.

2.5                               COMPANY RELEASE OF CLAIMS.  In consideration for the obligations of Employee set forth in this Agreement and Employee’s release of claims, the Company, on behalf of itself and the Company’s Released Parties, hereby fully and forever releases Employee and the Employee Releasing Parties of and from any claim, duty, obligation or cause of action relating to Employee’s employment with the Company, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Termination Date.  The Company agrees that the release set forth in this Section 2.5 shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred or specified under this Agreement or any of Employee’s continuing obligations arising under the Employment Agreement.  The Company hereby irrevocably covenants to refrain from directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against Employee, based upon any matter purported to be released hereby.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                               REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.  Employee warrants and represents to the Company that he:

A.                                    has been advised to consult with legal counsel in entering into this Agreement;

B.                                    has entirely read this Agreement;

C.                                    has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims;

D.                                    has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement;

E.                                    is the only person (other than his heirs) who is or may be entitled to receive or share in any damages or compensation on account of or arising out of his relationship with, or providing services to, the Company or any of its affiliated entities, the termination of that relationship or services, any actions taken in the course of that relationship or services, and any events related to that relationship or services or occurring prior to the execution of this Agreement;

F.                                     understands and agrees that in the event any injury, loss, or damage has been sustained by him which is not now known or suspected, or in the event that the losses or damage now known or suspected have present consequences not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; and

G.                                   expressly acknowledges that his entry into this Agreement is in exchange for consideration in addition to anything of value to which he is already entitled.

3.2                               AUTHORITY.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that he has not assigned any claim released under this Agreement, and there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

3.3                               NO OTHER REPRESENTATIONS.  Neither Party has relied upon any representations or statements made by other Party hereto which are not specifically set forth in this Agreement.

ARTICLE 4
MISCELLANEOUS

4.1                               SEVERABILITY.  This Agreement shall be enforceable to the fullest extent permitted by law.  If any provision is held to be unenforceable, then such provision will be construed or revised in a manner so as to permit its enforceability to the fullest extent permitted by applicable law.  If such provision cannot be reformed in that manner, such provision will be deemed to be severed from this Agreement, but every other provision of this Agreement will remain in full force and effect.

4.2                               ENTIRE AGREEMENT.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and his compensation by the Company, provided, however, that this Agreement does not supersede or modify Employee’s continuing obligations arising under the Employment Agreement, the Indemnification Agreement and Change in Control Agreement, which shall remain in full force and effect.  This Agreement may only be amended by a writing signed by Employee and the Company.

4.3                               ASSIGNMENT.  This Agreement may not be assigned by Employee without the prior written consent of the other party.  The Company may assign this Agreement without Employee’s consent in connection with a merger or sale of its assets and/or to a corporation controlling, controlled by or under common control with the Company.  This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.

4.4                               GOVERNING LAW; CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to its principles of conflicts of laws.  Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Minnesota for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement, and consents to the laying of venue in such courts.  EACH OF THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.  In addition, should it become necessary for the Company to seek to enforce any of the covenants contained in this Agreement through any legal, administrative or alternative dispute resolution proceeding, Employee shall reimburse the Company for its reasonable fees and expenses (legal costs, attorney’s fees and otherwise) related thereto.

4.5                               COUNTERPARTS/ FACSIMILE SIGNATURE.  This Agreement may be executed in one or more counterparts and by email/facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument.  Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.

The Parties have executed this Separation and Release Agreement as of the date set forth below.

SUNSHINE HEART, INC.

By:	/s/ John Erb	/s/ David A. Rosa
Name:	John Erb	DAVID A. ROSA
Title:	Chairman
Date:	11/30/2015	Date:	11/30/2015